Exhibit 23.2

    Advanced Digital Information Corporation
11431 Willows Road N.E.
P.O. Box 97057
Redmond, Washington 98073-9757

Re:	Advanced Digital Information Corporation ("ADIC") Registration Statement on Form S-4

    In connection with the proposed issuance and sale by ADIC of up to 10,300,000 shares of ADIC common stock pursuant to a registration statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), we consent to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

Very truly yours,
February 14, 2001	/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP
ORRICK, HERRINGTON & SUTCLIFFE LLP